THE HIGH YIELD INCOME FUND, INC.
	Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102







                                                         April 25, 2003





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:	The High Yield Income Fund, Inc. (the ?Fund?)
         File No.:  811-5296


Ladies and Gentlemen:

    Please find enclosed the following items: (1) the Semi-Annual Report on Form N-SAR for the Fund for the six-month year period ended February 28, 2003,
(2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                       Very truly yours,



                                                       /s/Deborah A. Docs
                                                       Deborah A. Docs
                                                       Secretary
DAD
Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of April, 2003.









THE HIGH YIELD INCOME FUND, INC.





Witness:/s/Deborah A. Docs  			  By:/s/Grace C. Torres
            Deborah A. Docs			  Grace C. Torres
            Secretary				  Treasurer and Principal
           Financial and Accounting
						  Officer



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